Exhibit 99.2
MannKind Corporation
Change of Control Agreement
This Change of Control Agreement (this “Agreement”), dated and effective as of October 10, 2007 (the “Effective Date”), is between MannKind Corporation, a Delaware corporation (the “Company”), and [Name] (the “Executive”).
WHEREAS the board of directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1 hereof) of the Company.
AND WHEREAS the Board believes it is imperative to diminish the inevitable distraction of the Executive arising from the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive’s full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with reasonable compensation and benefit arrangements upon a Change of Control.
NOW THEREFORE, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.
1. DEFINITIONS
For purposes of this Agreement, the following terms shall have the respective meanings:
(a)	“Accrued Obligations” shall have the meaning set forth in Section 8.1;

(b)	“Change of Control” shall have the Definition set forth in Appendix A hereto, which is hereby incorporated by reference;

(c)	Change of Control Date” shall mean the first date on which a Change of Control occurs;

(d)	“Change of Control Period” shall mean the two (2) year period commencing on the Change of Control Date and ending on the second anniversary of such date;

(e)	“Incumbent Directors” includes only those persons who are:
(i)	serving as directors of the Company on the date of this Agreement or,

(ii)	elected by a majority of the directors who then constitute Incumbent Directors or selected by a majority of such directors to be nominated for election by the stockholders and are elected.

In no event, however, shall any director whose election to office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents on behalf of a person or entity other than the Board be an Incumbent Director.

(f)	”Person”, “Acquisition”, “Beneficial Ownership” and “Group.” The term “person” shall have the meaning set forth in the Securities Exchange Act of 1934 and the terms “beneficial ownership,” “acquisition,” and “group” shall have the meanings set forth in Rules 13d-3 and 13d-5 of the Rules of the Security and Exchange Commission adopted under the Securities Exchange Act of 1934 except that shares which a person or group has the right to acquire shall not be deemed beneficially owned until the right is exercised and the shares are so acquired.

(g)	“Three-Year Average Annual Bonus” shall have the meaning set forth in Section 5.2.
2. TERM
The term of this Agreement (“Term”) shall be for a period of two (2) years from the Effective Date; provided, however, that the Term shall automatically renew for additional one (1) year renewal periods (which also shall be referred to herein as the “Term”), unless notice of non-renewal is given by either party to the other party at least ninety (90) days prior to the initial Term or any renewal period. If such notice is given, this Agreement shall terminate at the end of the Term or the then current renewal Term without further action by either the Company or the Executive. Notwithstanding the foregoing, if a Change of Control occurs during the Term, the Term shall automatically extend for the duration of the Change of Control Period and shall automatically terminate at the end of the Change of Control Period.
3. EMPLOYMENT
3.1 Change of Control Period
During the Change of Control Period, the Company hereby agrees to continue the Executive in its employ or in the employ of its affiliated companies, and the Executive hereby agrees to remain in the employ of the Company or its affiliated companies, in accordance with the terms and provisions of this Agreement; provided, however, that either the Company or the Executive may terminate the employment relationship during the Change of Control Period subject to the terms of this Agreement.
3.2 Position and Duties
During the Change of Control Period, the Executive’s position, authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held immediately preceding the Change of Control Date.
3.3 Location
During the Change of Control Period, the Executive’s services shall be performed at the location of the Executive’s assigned worksite as of the Change of Control Date.
3.4 Employment at Will
The Executive and the Company acknowledge that, except as otherwise provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company or its affiliated companies is “at will” and may be terminated by either the Executive or the Company or its affiliated companies at any time with or without

Cause (as defined below). Moreover, if prior to the Change of Control Date, the Executive’s employment with the Company or its affiliated companies terminates for any reason, then the Executive shall have no further rights under this Agreement; provided, however, that the Company may not avoid liability for any termination payments that would have been required during the Change of Control Period pursuant to Section 8 hereof by terminating the Executive prior to the Change of Control Period where such termination is carried out in anticipation of a Change of Control and the principal motivating purpose is to avoid liability for such termination payments.
4. ATTENTION AND EFFORT
During the Change of Control Period, and excluding any periods of paid time-off to which the Executive is entitled, the Executive will devote all of his productive time, ability, attention and effort to the business and affairs of the Company and the discharge of the responsibilities assigned to him hereunder, and will use his reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, (c) manage personal investments, or (d) engage in activities permitted by the policies of the Company or as specifically permitted by the Company, so long as such activities do not significantly interfere with the full time performance of the Executive’s responsibilities in accordance with this Agreement. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Change of Control Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Change of Control Period shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.
5. COMPENSATION
As long as the Executive remains employed by the Company during the Change of Control Period, the Company agrees to pay or cause to be paid to the Executive, and the Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:
5.1 Salary
The Executive shall receive an annual base salary (the “Annual Base Salary”), at least equal to the annual salary established by the Board or the Compensation Committee of the Board (the “Compensation Committee”) or the Chief Executive Officer for the fiscal year in which the Change of Control Date occurs. The Annual Base Salary shall be paid in substantially equal installments and at the same intervals as the salaries of other executives of the Company are paid. The Board or the Compensation Committee or the Chief Executive Officer shall review the Annual Base Salary at least annually and shall determine in good faith and consistent with any generally applicable Company policy any increases for future years.

5.2 Bonus
In addition to the Annual Base Salary, the Executive shall be offered the opportunity to earn, for each fiscal year ending during the Change of Control Period, an annual bonus (the “Annual Bonus”) payable, if the performance criteria for the bonus are satisfied, in cash in an amount at least equal to the Three-Year Average Annual Bonus. The performance criteria shall be set so that, in the good faith judgment of the Board of Directors of the Company or a committee thereof, the Executive has approximately the same probability of earning at least the same amount as the Annual Bonus as his Three-Year Average Annual Bonus. “Three-Year Average Annual Bonus” shall mean the average of bonuses paid or payable to the Executive by the Company for each of the three fiscal years immediately preceding the year in which the Change of Control occurs (including the annualized amount of any such bonus paid or payable for any partial year, but excluding stock options or stock awards, deferred compensation earned during any of those years and any sign-on or other one-time-only bonus). If the Executive has not been an executive officer of the Company during the entire three year period referred to above or was not paid a bonus during any of those years, then the Three-Year Average Annual Bonus shall be calculated for such shorter time that he was an executive officer of the Company and had been offered a bonus. If the Executive had been offered an opportunity to earn a bonus for the year in which the Change of Control occurs and not in anticipation of the Change of Control, the Three-Year Average Annual Bonus shall exceed the maximum he could have earned under that bonus arrangement if all performance criteria were satisfied. Each Annual Bonus, if earned, shall be paid no later than ninety (90) days after the end of the fiscal year for which the Annual Bonus is awarded, unless the Executive and the Company agree to defer the receipt of the Annual Bonus.
6. BENEFITS
6.1 Incentive, Retirement and Welfare Benefit Plans; Vacation
During the Change of Control Period, the Executive shall be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such fringe benefit programs as shall be generally made available to other comparable executives of the Company and its affiliated companies from time to time during the Change of Control Period by action of the Board (or any person or committee appointed by the Board to determine fringe benefit programs and other emoluments), including, without limitation, paid vacations; any stock purchase, savings or retirement plan, practice, policy or program; and all welfare benefit plans, practices, policies or programs (including, without limitation, medical, prescription, dental, disability, salary continuance, executive life, group life accidental death and travel accident insurance plans or programs) to the extent such fringe benefits are made available to other comparable executives of the Company.
6.2 Expenses
During the Change of Control Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practice and procedures of the Company and its affiliated companies in effect for the executives of the Company and its affiliated companies during the Change of Control Period.
7. TERMINATION
During the Change of Control Period, employment of the Executive may be terminated as follows, but, in any case, the nondisclosure provisions set forth in Section 10 hereof shall survive the termination of this Agreement and the termination of the Executive’s employment with the Company:
7.1 By the Company or the Executive
At any time during the Change of Control Period, the Company may terminate the employment of the Executive with or without Cause (as defined below), and the Executive may terminate his employment for Good Reason (as defined below) or for any reason, upon giving the Notice of Termination (as defined below).
7.2 Automatic Termination — Death or Disability
This Agreement and the Executive’s employment during the Change of Control Period shall terminate automatically upon the death or Disability of the Executive. The term “Disability” as used herein shall mean the Executive’s inability to perform the duties set forth in Section 3.2 hereof for a period or periods aggregating twelve (12) weeks in any three hundred sixty-five (365) day period as result of physical or mental illness, injury or impairment, loss of legal capacity or any other cause, subject to the Company’s rights and obligations under applicable law. The Executive and the Company hereby acknowledge that the duties specified in Section 3.2 hereof are essential to the Executive’s position and that the Executive’s ability to perform those duties is the essence of this Agreement.
7.3 Notice of Termination
Any termination by the Company or by the Executive during the Change of Control Period shall be communicated by Notice of Termination to the other party given in accordance with Section 11 hereof. The term “Notice of Termination” shall mean a written notice that (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth briefly the facts and circumstances claimed to provide the basis for termination of the Executive’s employment under the provision so indicated. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder to preclude the Executive or the Company from asserting such fact or circumstance in connection with any enforcement of the Executive’s or the Company’s rights hereunder.
7.4 Date of Termination
During the Change of Control Period, “Date of Termination” means (a) if the Executive’s employment is terminated by reason of death, the date of death, (b) if the Executive’s employment is terminated by reason of Disability, immediately upon a determination by the Company of the Executive’s Disability, and (c) in all other cases, upon the giving of the Notice of Termination. Notwithstanding the foregoing, the party giving the notice in the case of clause

(c) above will have the right, but not the obligation, to specify that the Date of Termination shall be a date later than the date of, or upon the expiration of any period specified in the Notice of Termination and, in any such event, the Executive’s employment and performance of services will continue during such specified period unless the other party (the Company in the event of a termination by the Executive or the Executive in the case of a termination by the Company) elects thereafter to terminate the employment of the Executive pursuant to Section 3.4 hereof and gives notice to the other party that such termination is effective as of an earlier date. Notwithstanding the foregoing, the Company may, upon notice to the Executive and without reducing the Executive’s compensation during such period, excuse the Executive from any or all of his duties during such period prior to the Date of Termination.
8. TERMINATION PAYMENTS
In the event of termination of the Executive’s employment during the Change of Control Period, Executive shall be entitled to compensation and benefits only as specifically provided in this Section 8.
8.1 Termination by the Company Other Than for Cause or by the Executive for Good Reason
If during the Change of Control Period the Company terminates the Executive’s employment other than for Cause or the Executive terminates his employment for Good Reason or pursuant to a Window Program, the Executive shall be entitled to:
(a)	Payment of the following accrued obligations (the “Accrued Obligations”):
(i)	the Executive’s then current Annual Base Salary through the Date of Termination to the extent not theretofore paid; and

(ii)	any compensation previously deferred by the Executive (together with accrued interest or earnings thereon, if any) and any accrued paid time-off that would be payable under the Company’s standard policy, in each case to the extent not theretofore paid.
(b)	Payment as follows:
(i)	if the performance criteria for earning the annual bonus for the full fiscal year of termination have been fully satisfied as of the Date of Termination (excluding any requirement that the Executive be employed by the Company at the end of the fiscal year), the product of (x) the amount of the annual bonus for that year and (y) a fraction the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five (365);

(ii)	if the performance criteria for earning the annual bonus for the full fiscal year of termination have not been fully satisfied as of the Date of Termination and the Board determines that all such criteria could not have been satisfied if the

Executive remained employed for the full fiscal year, no amount for the annual bonus; and
(iii)	if neither (i) nor (ii) apply, the product of (x) the Three-Year Average Annual Bonus and (y) a fraction the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five (365).
(c)	For eighteen (18) months after the Date of Termination or until the Executive qualifies for comparable medical and dental insurance benefits from another employer, whichever occurs first, the Company shall pay the Executive’s premiums for
(i)	health insurance benefit continuation for the Executive and his family members, if applicable, that the Company provides to the Executive under the provisions of the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to the extent that the Company would have paid such premiums had the Executive remained employed by the Company (such continued payment is hereinafter referred to as “COBRA Continuation”); and
(ii)	additional health coverage (such as Exec-U-Care), life, accidental death and disability and other insurance programs for the Executive and his family members, if applicable, to the extent such programs existed on the Change of Control.
(d)	Continuation of the payment of the Annual Base Salary for the fiscal year in which the Date of Termination occurs for a period of eighteen (18) months after the Date of Termination.

(e)	An amount equal to one and one-half times the Three-Year Average Annual Bonus.

(f)	Immediate vesting of all outstanding stock options previously granted to the Executive by the Company.

(g)	The provision in any agreement evidencing any outstanding stock option causing the option to terminate upon the expiration of three (3) months (or any other period relating to termination of employment) after termination of employment shall be of no force or effect, except that nothing herein shall extend any such option beyond its original maximum contractual term or shall affect its termination for any reason other than termination of employment.

(h)	Executive’s entitlement to any and all compensation and benefits under the foregoing Sections 8.1(b), (c), (d), (e) and (f) is expressly conditioned on Executive’s execution and delivery to the Company (and the expiration of any revocation period) of a general release and settlement agreement substantially in the form of Exhibit A hereto (a “Release”) within the time period set forth therein (but in no event later than forty-five (45) days after the Date of Termination), which shall be material to the Company’s obligation to provide any such compensation and benefits.

8.2 Termination for Cause or Other Than for Good Reason
If during the Change of Control Period the Executive’s employment is terminated by the Company for Cause or by the Executive for other than Good Reason, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Accrued Obligations, or otherwise as required by law.
8.3 Expiration of Term
In the event the Executive’s employment is not terminated prior to expiration of the Term and notice of nonrenewal is given pursuant to Section 2, this Agreement shall terminate without further obligation on the part of the Company to the Executive, except to the extent Executive is entitled to compensation and benefits under Section 8.1 hereof in the event he terminates his employment for Good Reason or pursuant to a Window Program.
8.4 Termination Because of Death or Disability
Upon the Executive’s death or Disability, this Agreement shall terminate automatically without further obligation on the part of the Company to the Executive or his legal representatives under this Agreement other than the Accrued Obligations or otherwise as required by law.
8.5 Payment Schedule
All payments of Accrued Obligations, or any portion thereof payable pursuant to this Section 8, shall be made to the Executive within ten (10) working days after the Date of Termination except that
(a)	any amount payable to the Executive pursuant to Section 8.1(b)(i), (ii) or (iii) or Section 8.1(e) shall be paid to Executive when his bonus would have been paid if he was still employed; and

(b)	any payments payable to the Executive pursuant to Section 8.1(d) hereof shall be made to the Executive in the form of salary continuation payable at normal payroll intervals during the eighteen (18) month severance period on the dates when the Executive would have received his payments of salary if he was still employed and in the amounts he would have received.
8.6 Application of Code Section 409A
Compensation and benefits payable under the Agreement, to the extent of payments made from the date of Executive’s termination through March 15th of the calendar year following such termination, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations and thus payable pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations; to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations made upon an involuntary termination from service and payable pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations, to the maximum extent permitted by said provision, with any excess amount being regarded as subject to the distribution requirements of Section 409A(a)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment to Executive be delayed until 6 months after separation from service if Executive is a “specified employee” within the meaning of the aforesaid section of the Code at the time of such separation from service.
8.7 Cause
For purposes of this Agreement, termination of Executive’s employment shall be for “Cause” if it is for any of the following:
(a)	A refusal of the Executive to carry out any material lawful duties of the Executive or any directions or instructions of the Board or senior management of the Company which are reasonably consistent with those duties;

(b)	Failure to perform satisfactorily any lawful duties of the Executive that are consistent with those duties hereof or any directions or instructions of the Board or senior management that are consistent with those duties, provided, however, that the Executive has been given notice and has failed to correct any such failure within ten (10) days thereafter (unless any such correction by its nature cannot be done in ten (10) days, in which event the Executive will have a reasonable time to correct the failure) and provided further that the Company shall have no such obligation to give notice and the Executive shall have no such opportunity to correct failures more than two times in any twelve (12) calendar month period;

(c)	Violation by the Executive of a local, state or federal law involving the commission of a crime, other than minor traffic violations, or any other criminal act involving moral turpitude;

(d)	The Executive’s gross negligence, willful misconduct, or breach of his duty to the Company involving self-dealing or personal profit;

(e)	Current abuse by the Executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the Executive; or any incident materially compromising the Executive’s reputation or ability to represent the Company with investors, customers or the public;

(f)	Any other material violation of any provision of this Agreement by the Executive not described in (a) or (b) above, subject to the same notice and opportunity-to-correct provisions as are set forth in (b) above or

(g)	The Executive reaching a mandatory retirement age established by the Company before the Change in Control and not in anticipation thereof.
8.8 Good Reason
For purposes of this Agreement, “Good Reason” means:
(a)	Any material diminution in Executive’s position, authority, duties or responsibilities as contemplated by Section 3.2 hereof or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities;

(b)	The Company’s requiring the Executive to be based at any office or location that is more than fifty (50) miles from the location of the Executive’s assigned worksite immediately prior to the Change of Control Date and Executive’s residence at the time any such requirement is imposed; or

(c)	Any other material violation of any provision of this Agreement by the Company, including, but not limited to any failure by the Company to comply with any of the provisions of Section 5 or Section 6 hereof.
Notwithstanding the foregoing, no basis for a termination for Good Reason will be deemed to exist unless (a) the Executive notifies the Company in writing, within thirty (30) days after the occurrence of one of the foregoing events, that he or she intends to terminate his or her employment no earlier than thirty (30) days after providing such notice; (b) the Company does not cure such condition within thirty (30) days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition; and (c) the Executive resigns from employment within twelve (12) months following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.
8.9 Window Program
For purposes of this Agreement, the Executive may terminate his employment pursuant to a Window Program by terminating during the thirty- (30-) day period following receipt of a notice of non-renewal given by the Company pursuant to Section 2 hereof.
8.10 Withholding Taxes
Any payments provided for in this Agreement shall be paid net of any applicable withholding required under federal, state or local law.
8.11 WARN ACT
Notwithstanding the provisions of Sections 8.1 through 8.5, in the event the Executive is entitled, by operation of any act or law, to unemployment compensation benefits or benefits under the Worker Adjustment and Retraining Act of 1988 (known as the “WARN Act” or any state law of similar nature to the WARN Act in connection with the termination of his employment in addition to those required to be paid to him under this Agreement, then to the extent permitted by applicable law governing severance payments or notice of termination of employment, the Company shall be entitled to offset against the amounts payable hereunder the amounts of any such mandated payments.
8.12 Termination Before Change of Control
In the case of termination of employment prior to the Change of Control Date as contemplated by Section 3.4, the Date of Termination shall be deemed to be the Change of Control Date, except that, if any of the benefits referred to in Section 8.1 have been paid or provided for all or any portion of the period between the Date of Termination and the Change of Control Date, the amount of benefits which would otherwise be paid or provided shall be reduced by the amount of the benefits paid or provided for the period prior to the Change of Control Date.
9. REPRESENTATIONS AND WARRANTIES
In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement by which the Executive may be bound.

10. NONDISCLOSURE; RETURN OF MATERIALS; NONSOLICITATION
10.1 Nondisclosure
Except as required by his employment with the Company, the Executive will not, at any time during the term of employment by the Company, or at any time thereafter, directly, indirectly or otherwise, use, communicate, disclose, disseminate, lecture upon or publish articles relating to any confidential, proprietary or trade secret information of the Company or any third party provided to the Company in confidence without the prior written consent of the Company. The Executive understands that the Company will be relying on this Agreement in continuing the Executive’s employment, paying him compensation, granting him any promotions or raises, or entrusting him with any information that helps the Company compete with others.
10.2 Return of Materials
All documents, records, notebooks, notes, memoranda, drawings, computer files or other documents, in any form or media (whether paper, electronic or otherwise), made, compiled or received by the Executive at any time, or otherwise in his possession, including any and all copies thereof, shall be the property of the Company and shall be held by the Executive in trust and solely for the benefit of the Company, and shall be delivered to the Company by the Executive upon termination of employment or at any other time upon request by the Company.
10.3 Nonsolicitation
During the period that Executive is receiving payments described in Section 8.1(d), he will not actively solicit any employees of the Company or its Affiliates to accept employment from any other person or entity. “Affiliate” is defined as any entity controlling, controlled by or under common control with, the Company within the meaning of Rule 405 of the Security and Exchange Commission under the Securities Act of 1933.
11. FORM OF NOTICE
Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter lie designated by notice given in compliance with the terms hereof:

If to the Executive:	Address on file with Human Resources

If to the Company:	MannKind Corporation
ATTN: President
28903 North Avenue Paine
Valencia, CA 91355

or such other address as shall be provided in accordance with the terms hereof. If notice is mailed, such notice shall be effective upon mailing. Notices sent in any other manner specified above shall be effective upon receipt.
12. ASSIGNMENT
This Agreement is personal to the Executive and shall not be assignable by the Executive.
The Company shall assign to and require any successor (whether by purchase of assets, merger or consolidation) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean MannKind Corporation and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
13. WAIVERS
No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.
14. AMENDMENTS IN WRITING
No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the President or Chief Executive Officer of the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.
15. APPLICABLE LAW
This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to any rules governing conflicts of laws.

16. ARBITRATION; ATTORNEYS’ FEES
Except in connection with enforcing Section 10 hereof, for which legal and equitable remedies may be sought in a court of law, to ensure the timely and economical resolution of disputes that arise in connection with this Agreement, the Executive and the Company agree that any and all disputes, claims and causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement (collectively, “Claims”) shall be resolved to the fullest extent permitted by law by final and binding arbitration. The arbitration proceeding shall be conducted in accordance with the applicable employment rules of JAMS, The Resolution Experts (“JAMS”), then in effect, and conducted by one (1) arbitrator either mutually agreed upon or selected in accordance with the applicable JAMS rules. The arbitration shall be conducted in Los Angeles County, California, under the jurisdiction of the Los Angeles office of JAMS. All Claims, pleadings, discovery materials, evidence, proceedings, rulings, awards and other matters regarding the arbitration shall be kept confidential by the parties to the extent permitted by law. Prior to filing any Claims with JAMS, and not later than the date(s) such Claims may be asserted under applicable statutes of limitations, the claimant shall give notice to the other party of the facts and circumstances of such Claims in sufficient detail to apprise the other party of the substance and basis of the Claims, and meet and confer in good faith with the other party to resolve the Claims for a period not to exceed thirty (30) days from the notice date, unless a shorter or longer period is agreed in writing between the parties. By agreeing to this arbitration procedure, both the Executive and the Company waive their rights to resolve any Claims through a trial by jury or judge or administrative proceeding.
The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the Claims and to award such relief as would otherwise be permitted by law; (b) have the authority to interpret and apply the provisions of this Agreement; and (c) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that the Executive or the Company would be entitled to seek in a court of law. The arbitrator shall have no authority to add to, subtract from or otherwise modify the terms of this Agreement.
The arbitrator’s decision shall be final and binding, and each party agrees to be bound by the arbitrator’s award, subject only to an appeal therefrom in accordance with the laws of the State of California. Either party may obtain judgment upon the arbitrator’s award in the Superior Court of Los Angeles County, California. Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining temporary or preliminary injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.
The Company shall pay all arbitration fees in excess of the amount of court fees that the Executive would be required to pay if the Claims were filed and adjudicated in a court of law. In any arbitration proceeding, and in any proceeding in court to compel arbitration hereunder, the prevailing party shall be entitled to recover the party’s attorneys’ fees, costs and expenses. The prevailing party shall be the party that obtained substantially the relief such party requested.

17. SEVERABILITY
If any provision of this Agreement other than a Release shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.
18. COORDINATION WITH SEVERANCE AGREEMENT
The agreement regarding the Executive’s employment with the Company that the parties are entering into contemporaneously with this Agreement provides for certain forms of severance and benefit payments in the event of termination of the Executive’s employment under certain conditions (the “Severance Agreement”). This Agreement is in addition to the Severance Agreement and in no way supersedes or nullifies that agreement. Nevertheless, it is possible for termination of employment to fall within the scope of both agreements. In such event, payments made to the Executive under Section 8.1 hereof shall be coordinated with payments made to the Executive under the Severance Agreement as follows:
(a)	the obligations under Section 5.1(a) of the Severance Agreement shall be paid first, in which case the Accrued Obligations under this Agreement need not be paid;

(b)	COBRA Contribution under this Agreement need not be provided to the extent COBRA continuation is provided under the Severance Agreement; and

(c)	the severance payments required under Sections 8.1(c) and 8.1(d) hereof shall be paid first, in which case any severance payments required under Sections 5.1(c) and 5.1(d) of the Severance Agreement need not be provided.
19. EXCESS PARACHUTE LIMITATION
Anything in this Agreement to the contrary notwithstanding, if any portion of the payments or benefits under this Agreement, taken together with any other agreement or benefit plan of the Company (including stock options) (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (a) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (b) the Payment or a portion thereof after payment of the applicable Excise Tax, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greatest amount of the Payment. If a reduction in payments or benefits constituting

“parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the order of payments Executive elects in writing, provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs. If no such election is timely made, then such reductions shall first be made to the bonus payments referred to in Section 8.1(b)(i), (ii) or (iii), whichever is applicable, then to the salary continuation payments referred to in Section 5.1(d) and then to the salary payments under Section 8.1(a). The Company’s shall engage an outside accounting or consulting firm which will make all determinations hereunder and shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within 15 calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. If the accounting or consulting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. The Company shall be entitled to rely upon the accounting or consulting firm’s determinations, which shall be final and binding on all persons.
20. ENTIRE AGREEMENT
Except as described in Section 18 hereof, this Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matter are hereby superseded and nullified in their entireties, except that the agreement relating to proprietary information and inventions between the Company and the Executive shall continue in full force and effect.
21. COUNTERPARTS
This Agreement may be executed in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective on the date first set forth above.

MANNKIND CORPORATION	EXECUTIVE

By:

Its:	[Name]

APPENDIX A
For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred, if any one of the following events occurs:
(a)	the acquisition by any person or group of beneficial ownership of more than 50% of the outstanding shares of Common Stock of the Company, or, if there are then outstanding any other voting securities of the Company, such acquisition of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except for any of the following acquisitions of beneficial ownership of Common Stock or other voting securities of the Company:
(i)	by the Company or any Employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(ii)	by Alfred E. Mann; or

(iii)	by any person or entity during Mr. Mann’s lifetime if the shares acquired were beneficially owned by Mr. Mann immediately prior to their acquisition and the acquisition is a transfer to a trust, partnership, corporation or other entity in which Mr. Mann owns a majority of the beneficial interests;
(b)	the Company sells all or substantially all of its assets (or consummates any transaction having a similar effect) or the Company merges or consolidates with another entity or completes a reorganization unless the holders of the voting securities of the Company outstanding immediately prior to the transaction own immediately after the transaction in approximately the same proportions 50% or more of the combined voting power of the voting securities of the entity purchasing the assets or surviving the merger or consolidation or the voting securities of its parent company, or, in the case of a reorganization, 50% or more of the combined voting power of the voting securities of the Company;

Notwithstanding the foregoing, any purchase or redemption of outstanding shares of Common Stock or other voting securities by the Company resulting in an increase in the percentage of outstanding shares or other voting securities beneficially owned by any person or group shall be deemed to constitute a reorganization; however, no increase in the percentage of outstanding shares or other voting securities beneficially owned by Alfred E. Mann or any person or entities referred to in (a)(i) or (iii) above resulting from any redemption of shares or other voting securities by the Company shall result in a Change of Control;

(c)	the Company is liquidated; or

(d)	the Board (if the Company continues to own its business) or the board of directors or comparable governing body of any successor owner of its business (as a result of a transaction which is not itself a Change of Control) consists of a majority of directors or members who are not Incumbent Directors.
For purposes of this Agreement, (A) “voting securities” means securities whose holders are entitled to vote in the election of all or a majority of the authorized number of directors at the time the determination of ‘voting securities” status is being made and (B) 50% or more of the combined voting power shall refer to the voting power to elect a majority of the authorized number of directors determined at that time. “Voting securities” shall not include preferred stock or other securities whose holders are entitled to vote in the election of all or a majority of the authorized number of directors upon the occurrence of some event or circumstance which has not occurred and such rights to vote are not in effect at the time of the determination of “voting securities” status. Preferred stock and other securities whose holders are then entitled to vote for less than a majority of the authorized number of directors, shall not be considered “voting securities.”

EXHIBIT A
GENERAL RELEASE AND SETTLEMENT AGREEMENT
The parties to this General Release and Settlement Agreement (“Release”) between                                          (“Executive”) and MannKind Corporation (“the Company”) state that:
In connection with the termination of Executive’s employment with the Company, the parties desire to fully and finally resolve any and all differences and disputes without further costs;
THEREFORE, the parties agree:
1.	In consideration of the compensation and benefits the Company will provide to Executive as provided in the Change of Control between the Executive and the Company dated [date] (the “Agreement”), Executive does forever release and discharge the Company and all its parent, subsidiary and affiliated entities and all their past, present and future directors, officers, agents, employees, and representatives from all claims, causes of action, damages, liabilities, and demands of whatever kind and character up to the date he signs below (“Disputes”), including, but not limited to, arising out of or in any way related to any of the circumstances of Executive’s employment or termination of employment with the Company. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to Executive’s employment with the Company or the termination of that employment; (b) all claims related to Executive’s compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other equity interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (the “ADEA”), the California Labor Code, and the California Fair Employment and Housing Act (as amended). Executive represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity subject to the release granted in this paragraph.

The parties intend that the Disputes released herein be construed as broadly as possible.
2.	This Release extends to all disputes by Executive against the Company whether known or unknown, suspected or unsuspected, past or present, and whether or not they arise out of or are attributable to the circumstances of Executive’s employment or termination of employment with the Company. Specifically, Executive hereby expressly waives any and all rights under Section 1542 of the California Civil Code, which reads in full as follows:
Section 1542. General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

3.	Executive further understands and agrees that neither the payment nor the execution of this Release, or any part of it, shall constitute or be construed as an admission of any alleged liability or wrongdoing whatsoever by the Company. The Company expressly denies it has committed any alleged liability or wrongdoing.
4.	Executive represents that he has complied fully with the provisions of Section 7.2 of the Agreement, and further agrees to continue to abide by his confidentiality of information and inventions agreement(s) with the Company.
5.	Executive agrees not to seek reemployment with the Company or any of its affiliates.
6.	This Release shall be governed by the substantive law of the State of California. In the event of any dispute concerning the interpretation, breach or enforcement of this Release, such dispute(s) shall be resolved pursuant to the provisions of Section 13 of the Agreement.
7.	If any provision of this Release is determined to be invalid or unenforceable, all of the other provisions shall remain valid and enforceable notwithstanding, unless the provision found to be unenforceable is of such material effect that this Release cannot be performed in accordance with the intent of the parties in the absence thereof.
8.	No promise or agreement other than that expressed herein has been made. This Release constitutes a single integrated contract expressing the entire agreement of the parties hereto. There are no other agreements, written or oral, express or implied, between the parties concerning the subject matter hereof, except the provisions set forth in this Release. This Release supersedes all previous agreements and understandings regarding the subject matters hereof, whether written or oral, except as expressly provided herein. This Release can be amended, modified or terminated only by a writing executed by both Executive and the President of the Company.
9.	In compliance with the ADEA, Executive acknowledges that he has been given twenty-one (21) days to review this Release before signing it. Executive also understands his waiver and release do not apply to any rights or claims that arise after the date he signs this Release, that he may revoke this Release within seven (7) days after he signs it, and that it is not enforceable or effective until the seven (7) day revocation period has expired. Additionally, Executive has been advised in this writing to consult with an attorney before executing this Release.
10.	THE EXECUTIVE STATES THAT HE IS IN GOOD HEALTH AND FULLY COMPETENT TO MANAGE HIS BUSINESS AFFAIRS, THAT HE HAS CAREFULLY READ THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT, THAT HE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO HIM TO SIGN THIS RELEASE ARE THOSE STATED AND CONTAINED IN THIS RELEASE, AND THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

AGREED AND ACCEPTED this                      day of                     ,                     :

MANNKIND CORPORATION	EXECUTIVE

By:

Its:

SCHEDULE TO CHANGE OF CONTROL AGREEMENT
Executives Entering into New Form of Change of Control Agreement:
Richard L. Anderson
Hakan S. Edstrom
Diane M. Palumbo
David Thomson
Juergen Martens
Peter Richardson